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EXHIBIT 21.1

Subsidiaries of Barnes & Noble, Inc.

1. Barnes & Noble Booksellers, Inc. ("B&N Booksellers"), a Delaware corporation, a wholly owned subsidiary of Barnes & Noble, Inc. (the "Company").

2. B. Dalton Bookseller, Inc., a Minnesota corporation ("B. Dalton"), a wholly owned subsidiary of the Company.

3. Doubleday Book Shops, Inc., a Delaware corporation, a wholly owned subsidiary of B. Dalton.

4. B&N.com Holding Corp., a Delaware corporation, a wholly owned subsidiary of the Company.

5. Gamestop, Inc. (formerly Funco, Inc.), a Minnesota corporation, a wholly owned subsidiary of B. Dalton.

6. Babbage's Etc. LLC, a Delaware limited liability company, a wholly owned subsidiary of Gamestop, Inc.

7. B&N Limited Partner (Texas) Corp., a New York corporation, a wholly owned subsidiary of B&N Booksellers.

8. Barnes & Noble Booksellers (Texas) L.P., a Texas limited partnership, an indirect wholly owned subsidiary of B&N Booksellers.

9. B&N Limited Partner (Georgia) Corp., a New York corporation, a wholly owned subsidiary of B&N Booksellers.

10. Barnes & Noble Booksellers (Georgia) L.P., a Georgia limited partnership, an indirect wholly owned subsidiary of B&N Booksellers.

11. B&N General Partner (Pennsylvania) Corp. II, a New York corporation, a wholly owned subsidiary of B&N Booksellers.

12. Barnes & Noble Booksellers (Pennsylvania) G.P., a Pennsylvania general partnership, an indirect wholly owned subsidiary of B&N Booksellers.